SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 12, 2004


                     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
             (Exact name of registrant as specified in its charter)


           VIRGINIA                0-50230                54-1873198
(State or other jurisdiction    (Commission              (IRS Employer
  of incorporation)              File Number)             Identification No.)


                          1001 NINETEENTH STREET NORTH
                               ARLINGTON, VA 22209
          (Address of Principal Executive Offices, including Zip Code)

                                 (703) 312-9500
              (Registrant's telephone number,including area code)



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ITEM 5. OTHER EVENTS

1. Friedman, Billings, Ramsey Group, Inc. today announced that its subsidiary, Friedman, Billings, Ramsey & Co., Inc., has closed a $780 million offering for KKR Financial Corp., a newly-formed real estate investment trust (REIT) to be managed by an affiliate of Kohlberg Kravis Roberts & Co. The transaction involved the private sale of 78 million common shares priced at $10.00 per share pursuant to exemptions from the registration requirements of the Securities Act of 1933, primarily Rule 144A.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.


Date: August 12, 2004      By: /s/ Emanuel J. Friedman
                                  -----------------------
                                   Emanuel J. Friedman
                                   Co-Chairman and Co-CEO